Maytag Corporation
                          403 West Fourth Street North
                               Newton, Iowa 50208


                                 March 20, 1996


BY ELECTRONIC SUBMISSION
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Maytag Corporation
          File No. 1-655
          Definitive Proxy Materials

Ladies and Gentlemen:

     Enclosed for filing by Maytag Corporation (the "Company"), pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934 (the "Exchange Act"), as modified by Item 309 of Regulation S-T, are definitive copies of the Company's proxy statement and proxy card (collectively, the "1996 Proxy Materials"). Pursuant to Rule 14a-6(m) under the Exchange Act, a cover page is included with the 1996 Proxy Materials. The 1996 Proxy Materials will be released to shareholders on or about March 20, 1996.

     Regarding the proposal to adopt the Maytag Corporation 1996 Employee Stock Incentive Plan, Maytag will file a registration statement on Form S-8 as soon as practicable after shareholder approval is obtained.

     The filing fee of $125 required by Rule 14a-6(i)(1) has been submitted by wire transfer to the U.S. Treasury designated lockbox depository at the Mellon Bank in Pittsburgh, Pennsylvania.

     Pursuant to Item 304(d) of Regulation S-T, the performance graph required by Item 402(1) of Regulation S-K has been described and interpreted in tabular or chart form within the electronic filing of the 1996 Proxy Materials and the Company will submit supplementally a paper copy of the performance graph to the Company's Branch Chief in the Division of Corporation Finance of the Securities and Exchange Commission ("SEC").

     As permitted by Item 101(b) of Regulation S-T, the Company has elected to file seven copies of Company's 1995 Annual Report with SEC pursuant to Rule 14a-3(c).

     One copy of a conforming paper format copy of the 1996 Proxy Materials will be submitted to the SEC at the address indicated below in accordance with Item 901 of Regulation S-T. Each such conforming paper format copy will include the following legend: "This conforming paper document is being submitted pursuant to Rule 901(d) of Regulation S-T."




Securities and Exchange Commission
Page 2
March 20, 1996




     If you have any questions, please contact E. James Bennett at 515/791-8394 or Jim L. Kaput of Sidley & Austin at 312/853-2655.


                                   Very truly yours,

                                   s/s E. James Bennett

                                   E. James Bennett

Enclosures

cc:  Mr. Robert Bartelmes
     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, D.C. 20549




                            Schedule  14A Information


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )


Filed by the Registrant [  ]
Filed by a Part other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]    Soliciting Material Pursuant to
     240.14a-11(c) or 240.14a-12

                  Maytag Corporation
(Name of Registrant as Specified In Its Charter)

                  E. James Bennett
(Name of Person(s) Filing Proxy Statement

Payment of Filing Fee (Check the appropriate box):
[x]  $125 per Exchange Act Rules 0-11(c)(1)(ii),
     14a-6(i), or 14-a-6(j)(2).
[ ]  $500 per each party to the controversy
     pursuant to Exchange Act Rule 14a-
     6(i)(3).
[ ]  Fee computed on table below per Ex-
     Change Act Rules  14a-6(i)(4) and 0-11.
  (1)Title of each class of securities to
which transaction applies:
____________________________________________
 (2) Aggregate number of securities to
which transaction applies:
____________________________________________
 (3) Per unit price or other underlying
value of transaction computed pursuant to
Exchange Act Rule 0-11:___/
____________________________________________
 (4) Proposed maximum aggregate value of
transaction:
____________________________________________





 _/ Set forth the amount on which the
filing fee is calculated and state how it was
determined.
[ ]  Check box if any part of the fee is
     offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for
     which the offsetting fee was paid previ-
     ously.  Identify the previous filing by
     registration statement number, or the
     Form or Schedule and the date of its
     filing.
 (1) Amount Previously Paid:
____________________________________________
 (2) Form, Schedule or Registration State-
ment No.:
____________________________________________
 (3) Filing Party:
____________________________________________
 (4) Date Filed:
____________________________________________




                               MAYTAG CORPORATION
                             NOTICE OF ANNUAL MEETING
                                       AND
                                 PROXY STATEMENT
                                 ---------------


MEETING NOTICE

     The Annual Meeting of the Shareholders of Maytag Corporation, a Delaware Corporation, will be held at the Newton Senior High School Center for Performance, located at East Fourth Street South in Newton, Iowa, on April 30, 1996, at 9:00 a.m., for the purpose of considering and acting upon the following:

     (1)  The election of five directors for three-year terms, expiring in 1999.

     (2) Selection of Ernst & Young LLP as independent auditors to audit the financial statements to be included in the Annual Report to Shareholders for 1996.

     (3) The adoption of the Maytag Corporation 1996 Employee Stock Incentive Plan.

     (4) The transaction of any other matters that properly come before the meeting or any adjournment thereof.

     Shareholders entitled to vote are invited to attend the Annual Meeting.

     The Board of Directors has fixed the close of business on March 1, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.



Dated:  March 20, 1996



                                   E. JAMES BENNETT
                                   Secretary




                                 PROXY STATEMENT
                                 ---------------



     The Board of Directors solicits your proxy for use at the Annual Meeting of Maytag Corporation to be held April 30, 1996. Proxy statements and proxies will be mailed to shareholders on March 20, 1996. A shareholder who signs and returns a proxy may revoke it or give special voting specifications at any time before the proxy is exercised by writing the Secretary of the Corporation at its executive offices at 403 West Fourth Street North, Newton, Iowa 50208, by executing a later-dated proxy which is voted at the meeting or by attending the 1996 Annual Meeting in person and giving written notice to the Secretary of the Corporation. The proxy will be voted in accordance with such specifications.

     The Corporation had 105,092,081 outstanding shares of common stock as of the close of business on March 1, 1996, not including 12,058,512 shares of treasury stock. The Corporation has no other voting securities outstanding. Shareholders are entitled to one vote per share on each matter. If the accompanying form of proxy is signed and returned, the shares it represents will be voted as directed on the proxy form. In the absence of direction, it is intended that such shares will be voted for each of the nominees named herein, for the selection of Ernst & Young LLP as independent auditors and for the adoption of the Maytag Corporation 1996 Employee Stock Incentive Plan.

     A shareholder may, with respect to the election of directors (i) vote for the election of all five nominees named herein as directors, (ii) withhold authority to vote for all such director nominees or (iii) vote for the election of all such director nominees other than any nominee with respect to whom the shareholder withholds authority to vote by so indicating in the appropriate space on the proxy. Withholding authority to vote for a director nominee will not prevent such director nominee from being elected. A shareholder may, with respect to each other matter specified in the notice of the meeting (i) vote "FOR" the matter, (ii) vote "AGAINST" the matter or (iii) "ABSTAIN" from voting on the matter. A vote to abstain from voting on a matter has the legal effect of a vote against such matter.

     A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to any such proxy which are not being voted with respect to a particular matter (the "non-voted shares") will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. (Shares voted to abstain as to a particular matter will not be considered non-voted shares.) Approval of each matter specified in the notice of the meeting requires the affirmative vote of a majority, or in the case of the election of directors a plurality, of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote on such matter. Accordingly, non-voted shares with respect to such matters will not affect the determination of whether such matters are approved or the outcome of the election of directors.







(1) DIRECTORS AND NOMINEES FOR ELECTION AS DIRECTORS

     Under the authority of the Corporation's Bylaws, the Board is to consist of fourteen directors divided into three groups. The term of each group expires in different years. The five nominees for election to the Board of Directors this year to hold office until the 1999 Annual Meeting of Shareholders and until their successors have been duly elected and qualified are: Barbara R. Allen, Howard L. Clark, Jr., Leonard A. Hadley, Robert D. Ray and Peter S. Willmott.

     Proxies will be voted for each of the nominees unless, for reasons not now known, any nominee is unable to serve or other directions are given in the proxy. Should any of the nominees not be able to accept the office of director when the election occurs, it is intended that such proxies will be voted for the election of the remaining nominees and for any substitute nominees recommended by the Board of Directors or the Board of Directors may elect not to fill the vacancy and to reduce the number of directors.

     The affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect the nominees.

     The following sets forth certain information regarding each nominee and each director whose term continues after the 1996 Annual Meeting based on information received from each such nominee and continuing director.

NOMINEES FOR A TERM TO EXPIRE IN 1999

                    Barbara R. Allen, 43, Executive Vice President,
               International Food Products, The Quaker Oats Company, a food products company. Director since 1995.
Picture of
Barbara R.          Ms. Allen was elected to the Board on August 10, 1995 to
Allen fill a vacancy. She joined Quaker Oats in 1975, holding various marketing positions until becoming a Vice President in 1987, Corporate Vice President and President of the Frozen Foods Division in 1990 and Vice President, Corporate Planning in 1992. She assumed her current position in 1995.

                    Howard L. Clark, Jr., 52, Vice Chairman, Lehman Brothers
               Inc., an investment banking and brokerage firm.  Director since
               1986.
Picture of
Howard L.           Mr. Clark became Vice Chairman of Lehman Brothers Inc. in
Clark, Jr.     1993.  He was Chairman, President and Chief Executive Officer of
               Shearson Lehman Brothers Holdings, Inc. from 1990 until he assumed his current position. Prior thereto, Mr. Clark was Executive Vice President and Chief Financial Officer of American
               Express Company having held various positions with that firm since 1981. From 1968 to that time he was Managing Director of Blyth Eastman Paine Webber Incorporated or predecessor firms. He is also a director of Lehman Brothers Inc., Fund American
               Enterprises Holdings Inc., Walter Industries, Inc. and
               Plasti-Line Inc. Lehman Brothers Inc. provides certain investment banking services to the Corporation.







                    Leonard A. Hadley, 61, Chairman and Chief Executive Officer,
               Maytag Corporation.  Director since 1985.
Picture of
Leonard A.          Mr. Hadley joined the Corporation in 1959 in the Accounting
Hadley Department. He held a number of management positions before he was named Vice President in 1979. He was named President of Maytag Company in 1986, elected an Executive Vice President of the Corporation in 1989, named Chief Operating Officer in 1990 and President in 1991. He was named Chief Executive Officer in 1992 and elected Chairman in 1993. He also serves as a director of Deere & Company and Norwest Bank Iowa.

                    Robert D. Ray, 67, President and Chief Executive Officer of
               IASD Health Services Corporation.  Director since 1984.
Picture of
Robert D. Ray       Mr. Ray served as Governor of Iowa from 1969 to 1983 when he became President and Chief Executive Officer of Life Investors, Inc. In 1988 he became President and Chief Executive Officer of IASD Health Services Corporation, formerly Blue Cross and Blue Shield of Iowa. Prior to 1969 he practiced law in Des Moines.
               He is also a director of IASD Health Services Corporation, IES Industries, Inc. and Norwest Bank Iowa.

                    Peter S. Willmott, 58, is Chairman and Chief Executive
               Officer of Willmott Services, Inc., a speciality retailing firm. Director since 1985.
Picture of
Peter S.            Mr. Willmott served as Senior Vice President of Federal
Willmott Express Corporation commencing in 1974 and became President of that company in 1980. Before assuming his current position in 1989 he was Chairman and Chief Executive Officer of Carson Pirie Scott & Co. from 1983 to 1989. He also serves as a director of Browning-Ferris Industries, Federal Express Corporation, International Multifoods Corporation, Mac Frugal's Bargains & Close-Outs Inc., Morgan Keegan & Co., Inc., Willmott Services, Inc. and Zenith Electronics Corporation.

DIRECTORS WHOSE TERMS CONTINUE AFTER THE ANNUAL MEETING

     Edward C. Cazier, Jr., 71, Counsel to the international law firm Morgan, Lewis & Bockius, Los Angeles. Director since 1987. Term expires in 1997.

     Mr. Cazier practiced law with Hahn & Cazier in California for over 30 years. In 1987 the Hahn & Cazier firm combined its practice with Morgan, Lewis & Bockius. Morgan, Lewis & Bockius provides certain legal services to the Corporation.


     Lester Crown, 70, Chairman of the Board, Material Service Corporation. Director since 1989. Term expires in 1997.

     Mr. Crown was elected Chairman of the Board of Material Service Corporation, a manufacturing company, in 1983, having served as its President since 1970. He is a director and Chairman of the Executive Committee of General Dynamics Corporation and Chairman of the Board of CC Industries, Inc.







     Wayland R. Hicks, 53, President and Chief Executive Officer, Indigo, Inc. N.V., a producer of digital offset color printing products. Director since 1994. Term expires in 1998.

     Mr. Hicks assumed his current position with Indigo, Inc. N.V. in February, 1996. He served as Chief Executive and Vice Chairman of Nextel Communications, Inc. from September, 1994 until October, 1995. Prior to joining Nextel, Mr. Hicks served in various management positions with Xerox Corporation, becoming a Vice President in 1983 and an Executive Vice President in 1987. Mr. Hicks is also a director of Indigo, N.V., Katun Corporation, Techtronix and Perdue Farms.


     Bernard G. Rethore, 54, President and Chief Executive Officer of BW/IP, Inc., a manufacturer of fluid transfer and control equipment and systems. Director since 1994. Term expires in 1997.

     Mr. Rethore became President and Chief Executive Officer of BW/IP, Inc., in October, 1995. He served as Senior Vice President of Phelps Dodge Corporation, and President, Phelps Dodge Industries, its diversified international industrial group, from 1989 until 1995. From 1984 to 1989, he was President, then Chief Executive Officer of Microdot Industries, the diversified manufacturing division of Microdot Inc. Mr. Rethore is also a director of BW/IP, Inc.


     W. Ann Reynolds, 58, Chancellor of The City University of New York. Director since 1988. Term expires in 1998.

     Ms. Reynolds has served as Chancellor of The City University of New York since 1990. From 1982 to 1990 she served as Chancellor of The California State University. From 1979 to 1982 she served as Provost and as a professor at Ohio State University. Prior to that time she held a variety of administrative, research and teaching positions at the University of Illinois Medical Center. She is also a director of Abbott Laboratories, Humana, Inc. and Owens-Corning Fiberglas Corporation.


     John A. Sivright, 67, Senior Consultant, Harris Bankcorp, Inc. Director since 1976. Term expires in 1998.

     Mr. Sivright held a number of positions with Harris Bankcorp, Inc. and was named a Vice President in 1965, an Executive Vice President in 1980, Senior Relationship Executive in 1991 and to his current position in 1994. He is also a director of Harris Bank Winnetka, N.A.


     Neele E. Stearns, Jr., 60, former President and Chief Executive Officer, CC Industries, Inc., a diversified holding company. Director since 1989. Term expires in 1997.

     Mr. Stearns served as Executive Vice President and Chief Operating Officer of Henry Crown and Company, the predecessor operation to CC Industries, Inc. from 1979 until 1986. From 1986 until his retirement in 1994 he served as President and Chief Executive Officer of CC Industries, Inc.







     Fred G. Steingraber, 57, Chairman and Chief Executive Officer of A. T. Kearney, Inc., a management consulting firm. Director since 1989. Term expires in 1998.

     Mr. Steingraber held various positions with A. T. Kearney beginning in 1964 and became Chief Executive Officer in 1984. He was elected to his current position in 1986. Mr. Steingraber is also a director of A. T. Kearney, Inc., Southeastern Thrift Bank Fund, Inc., Lawter International and Mercury Finance Corporation.


     Carole J. Uhrich, 52, Executive Vice President, Global Supply, Polaroid Corporation, a photographic imaging and equipment company. Director since 1995. Term expires in 1997.

     Ms. Uhrich was elected to the Board on August 10, 1995 to fill a vacancy. She joined Polaroid in 1966, holding various positions in the engineering division until becoming a plant manager in 1983. She was named Director of Manufacturing in 1984, Vice President of Corporate Quality in 1987, Vice President of Product Delivery in 1988, Vice President of Quality, New Product Delivery in 1990 and Group Vice President, Manufacturing and Product Development in 1992 before assuming her current position in 1996. She also serves as a director of Ceridian Corporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

     The following table shows those persons or groups known to Maytag to be the beneficial owners of more than five percent (5%) of Maytag common stock as of February 16, 1996.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
_______________________________________________________________________________
                                 Amount and Nature
Name and Address              of Beneficial Ownership        Percent of Class
_______________________________________________________________________________

FMR Corp. (1)                      11,616,573                      11.01%
82 Devonshire St.
Boston, Massachusetts 02109-3614

Delaware Management (2)             6,279,800                       5.95%
Holdings, Inc.
2005 Market Street
Philadelphia, Pennsylvania 19103

Crown Group c/o (3)                 5,340,061                       5.06%
Gerald A. Weber
222 North LaSalle Street
Chicago, Illinois 60601
______________________________________________________________________________
     (1) A form 13G has been filed with the Securities and Exchange Commission by FMR Corp. as of January 31, 1996 showing it beneficially owns 11,616,573 shares of the Corporation. This number included: 11,049,929 shares beneficially owned by Fidelity Management and Research Company, as a result of its serving as investment adviser to various registered investment companies and as investment advisor to certain other funds; 5,761,300 shares beneficially





owned by Fidelity Magellen Fund, one of the registered investment companies mentioned above; 550,644 shares beneficially owned by Fidelity Management Trust Company, as a result of its serving as an investment manager of institutional accounts; 19,000 shares beneficially owned by Fidelity International Limited, as a result of its serving as an investment advisor to various non-U.S. investment companies; 11,616,573 shares beneficially owned by Edward C. Johnson, 3d and Abigail P. Johnson and members of the Edward C. Johnson 3d family as members of a group which may be deemed a control group with respect to FMR Corp. Edward C. Johnson 3d and FMR Corp. have the sole voting power with respect to 345,644 shares and the sole dispositive power with respect to 11,616,573 shares. Fidelity International Limited has sole voting and disposition power with respect to 16,000 shares and, along with FMR Corp. has sole voting and disposition power with respect to 3,000 shares.

     (2) A form 13G has been filed with the Securities and Exchange Commission by Delaware Management Company, Inc. and its parent holding company Delaware Management Holdings, Inc. as part of a group of companies listed in the 13G filing. The companies have sole voting power on 547,590 shares; shared voting power on 7,280 shares; sole dispositive power on 5,984,500 shares and shared dispositive power on 295,300 shares.

     (3) Although no person or entity in the group owned beneficially more than 5% of the common stock outstanding, a number of persons acting together, including Lester Crown, members of his family, relatives, certain family partnerships, trusts associated with the Crown family, and other entities, are the beneficial owners of an aggregate of 5,340,061 shares of Maytag common stock, constituting 5.06% of the common stock. A Schedule 13D relating to the ownership of shares of common stock by these persons and entities has been filed with the Securities and Exchange Commission by Gerald A. Weber, as attorney and agent. These persons and entities, including Lester Crown, disclaim that they are a group for purposes of Section 13(d) of the Securities Exchange Act of 1934 or otherwise, and disclaim that any one of them is the beneficial owner of shares owned by any other person or entity filing the Schedule 13D.

     The following table shows for each director and nominee, for each executive officer named in the Summary Compensation Table on Page 14 and for all directors and executive officers as a group, the number of shares of Maytag common stock beneficially owned as of February 16, 1996.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT
________________________________________________________________________________
                              Amount and Nature of
Name                          Beneficial Ownership       Percent of Class
________________________________________________________________________________
Barbara R. Allen                              100                *
Edward C. Cazier, Jr.                      11,900 (b)            *
Howard L. Clark, Jr.                       13,836 (b)            *
John P. Cunningham, Jr.                     3,587                *
Lester Crown                            4,503,565 (a)(b)(d)    4.27%
Joseph F. Fogliano                          1,366                *
Edward H. Graham                           39,682 (b)(c)         *
Leonard A. Hadley                         211,920 (a)(b)(c)      *
Wayland R. Hicks                            6,000 (c)            *
Donald M. Lorton                           78,432 (b)(c)         *
Jon O. Nicholas                            25,017 (b)(c)         *
Robert D. Ray                              15,600 (a)(b)         *



Bernard G. Rethore                          4,000 (c)            *
W. Ann Reynolds                            12,300 (b)            *
John A. Sivright                           23,712 (a)(b)         *
Neele E. Stearns, Jr.                      14,090 (b)            *
Fred G. Steingraber                        15,000 (b)            *
Carole J. Uhrich                                0                *
Peter S. Willmott                          35,000 (b)            *
Carleton F. Zacheis                        43,296 (a)(b)(c)      *

All directors and executive officers
as a group consisting of 21 persons,
including the above named.              5,068,643 (a)(b)(c)(d) 4.80%
--------------------------------------------------------------------------------
*  Less than one percent.

     (a) Includes shares owned by associates or certain family members in which the director disclaims any beneficial interest.

     (b) Included in the totals are shares which the following directors, executive officers named in the Summary Compensation Table on Page 14 and all directors and executive officers as a group have the right to acquire under unexercised stock options: Edward H. Graham 14,130 shares; Leonard A. Hadley 53,800 shares; Donald M. Lorton 23,790 shares; Jon O. Nicholas, 9,630 shares; Carleton F. Zacheis 14,000 shares; Ms. Reynolds and Messrs. Cazier, Clark, Crown, Ray, Sivright, Stearns, Steingraber and Willmott each have options to acquire 10,000 shares, Messrs. Hicks and Rethore each have options to acquire 2,000 shares and all directors and executive officers as a group have options to acquire 209,350 shares.

     (c) Included in the individual totals are shares granted under stock awards in 1994, 1995 and 1996, pursuant to the Corporation's Stock Incentive Award Plan For Key Executives and as to which the following executive officers or directors and all executive officers as a group have sole voting power:
Edward H. Graham 10,714; Leonard A. Hadley 48,568; Donald M. Lorton 9,840; Jon
O. Nicholas 6,916; Carleton F. Zacheis 10,292; and all executive officers and directors as a group 90,702. Such shares are subject to forfeiture under the terms of the awards.

     (d) The number of shares shown as beneficially owned by Mr. Crown includes shares held by the following concerns of which he is a partner: Arelijay Company 956,325 and The Crown Fund 1,618,769; Henry Crown and Company (Not Incorporated), of which a trust of which he is a trustee is a partner owns 48,775. In addition, 1,001,237 shares are owned by various trusts of which he is a trustee; 55,491 shares are owned by various trusts of which he is a grantor and a beneficiary; and 65,657 shares are owned by the Arie and Ida Crown Memorial of which he is a director. The number of shares shown does not include shares owned by various trusts of which Mr. Crown's children are beneficiaries. Mr. Crown disclaims beneficial ownership of the shares listed in this footnote, except to the extent of his beneficial ownership therein.

     During 1995 Joseph F. Fogliano inadvertently failed to file with the Securities and Exchange Commission one Form 4 related to one transaction. A report of this transaction was made on Form 5.

COMMITTEES AND ATTENDANCE

     The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee as well as other committees.






     The Audit Committee, which met five times in 1995, consists of Barbara R. Allen, Edward C. Cazier, Jr., Howard L. Clark, Jr., Neele E. Stearns, Jr. and Fred G. Steingraber. It is charged with the review of the Corporation's financial statements with the Corporation's independent auditors and review of the relationship between the Corporation and its external and internal auditors.

     The Compensation Committee's duties are to review and approve compensation plans and policies of the Corporation, recommend to the Board the salaries of all officers of the Corporation, declare bonus and incentive plan allocations for management employees of the Corporation, award stock options and provide stock grants to key executives. The Committee consists of Wayland R. Hicks, W. Ann Reynolds, John A. Sivright and Neele E. Stearns, Jr. The Committee met five times in 1995.

     The Nominating Committee, which met three times in 1995, nominates persons to serve on the Board of Directors and recommends compensation levels and other remunerative programs for directors. It consists of Lester Crown, Robert D. Ray, W. Ann Reynolds and John A. Sivright.

     During 1995 the Board of Directors held six meetings either in person or by telephone.

     During 1995 each director attended at least 75% of Board meetings and meetings of the committees of which such director is a member.

(2)  RELATIONSHIP WITH INDEPENDENT AUDITORS

     A further purpose of the meeting is to select independent auditors to audit the financial statements to be included in the Annual Report to Shareholders for 1996. The persons named in the enclosed form of proxy have advised the Board of Directors that it is their intention, unless otherwise instructed by the shareholders, to vote for the selection of Ernst & Young LLP as such independent auditors. Ernst & Young LLP has audited the financial statements of the Corporation since 1925 and is expected to have a representative present at the meeting to make a statement if such representative desires to do so and to be available to respond to appropriate questions.

(3) PROPOSED MAYTAG CORPORATION 1996 EMPLOYEE STOCK INCENTIVE PLAN Approval of the 1996 Employee Stock Incentive Plan

     Subject to approval by shareholders at the 1996 Annual Meeting, the Board of Directors of the Corporation has adopted the Maytag Corporation 1996 Employee Stock Incentive Plan (the Plan). The Board of Directors believes that the Plan will provide an incentive for executives and other employees to promote the success, and enhance the value, of the Corporation by linking the personal interests of such persons to those of the Corporation s shareholders. The Board of Directors also believes that the Plan will provide flexibility to the Compensation Committee of the Board in its ability to motivate, attract, and retain the services of executives and other employees upon whose judgment, interest and special effort the successful conduct of its operation is largely dependent. If the 1996 Employee Stock Incentive Plan is approved by the shareholders, no additional shares will be granted under the Corporation's 1991



Stock Incentive Award Plan and the Corporation's 1992 Stock Option Plan for Executives and Key Employees, both of which Plans were previously approved by the shareholders.

     The Plan provides the Compensation Committee with the discretion to make grants during the life of the Plan to all officers and key employees of the Corporation and its Subsidiaries. This may include employees who are members of the Board of Directors and employees who reside in countries other than the United States of America. Grants can be in the form of non qualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance units, performance shares and other incentive awards.

     Since the number and identity of employees to whom awards may be granted, and the form of such awards, are at the discretion of the Committee, and such decisions have not yet been determined, it is not possible at this time to provide specific information as to actual grant recipients.

     The following is a summarized description of the Plan. A copy of the Plan is attached hereto as Appendix A. In the event this summary differs from the Plan attached hereto, the Plan shall govern.

Duration of the Plan

     If approved by the shareholders, the Plan will become effective on May 1, 1996 and will remain in effect, subject to the right of the Board of Directors to terminate or amend the Plan, until all shares have been purchased or acquired but not after April 30, 2006.

Administration of the Plan

     The Plan will be administered by the Compensation Committee of the Board of Directors of the Corporation, which shall have the authority, among other items to: select employees to whom awards are granted; determine the size and type of awards; and, determine the terms and conditions of such awards in a manner consistent with the Plan.

Shares Subject to the Plan

     Six million five hundred thousand (6,500,000) shares of Maytag common stock will be available under the Plan. No more than one million (1,000,000) shares may be granted in any form to, or vest in, any participant during any fical year. Further, no more than two million five hundred thousand (2,500,000) shares may be granted in the form of restricted stock or shares related to other incentive awards, as described herein. If an award is paid out in cash, if an award terminates, expires, or lapses, or if previously acquired shares are tendered or shares otherwise issuable are withheld to exercise an option, the related stock will again be available for grant. The maximum aggregate cash payout to any one participant under performance units, performance shares or other incentive awards may not exceed $5,000,000 in one fiscal year.

Stock Options

     Stock options may be granted by the Committee in the form of Non qualified Stock Options (NQSOs), Incentive Stock Options (ISOs), or a combination thereof. Grants of ISOs must fulfill the requirements of Section 422 of the Internal Revenue Code.




     The purchase price per share under any option will be established by the Committee but must equal at least one hundred percent (100%) of the fair market value of a share of Maytag common stock on the date of the option grant, and such price may not subsequently be changed by the Committee except as provided in the Plan. The term of each option will be fixed by the Committee, and it is expected that generally no option will have a term extending beyond ten years from the date the option is granted. Options will be subject to such terms and conditions and will be exercisable at such time or times as determined by the Committee.

     Options may be exercised by payment of the purchase price in cash, in previously acquired shares of Maytag common stock, by withholding shares of Maytag common stock which otherwise would be acquired on exercise, or a combination thereof. Also, the Committee may allow broker-assisted cashless exercises. The Committee, in its sole discretion, will establish a Participant's rights to exercise a stock option in the event the Participant's employment is terminated, such rights to be reflected in the Participant's award agreement.

Stock Appreciation Rights

     A stock Appreciation Rights an (SAR) entitles the holder to receive, upon exercise, for each SAR exercised, the difference between the fair market value of a share of Maytag common stock on the date of exercise over the grant price of each SAR, multiplied by the number of shares with respect to which theSAR is exercised. SAR's may be granted independent of any other award, in lieu of a related option, or in tandem with a related option. Subject to the terms and conditions of the Plan, an SAR may be granted to a Participant at any time and from time to time as determined by the Committee.

     The grant price per share of any SAR will be established by the Committee but must equal at least one hundred percent (100%) of the fair market value of a share of Maytag common stock on the date the SAR is granted. The term of each SAR will be fixed by the Committee, and it is expected that generally no SAR will have a term extending beyond ten years from the date of grant. SARs will be subject to such terms and conditions and will be exercisable at such time or times as determined by the Committee.

     The value of an SAR may be paid in cash, in shares of Maytag common stock, or in some combination, as determined by the Committee. The Committee, in its sole discretion, will establish a Participant's right to exercise an SAR in the event the Participant's employment is terminated, such rights to be reflected in the Participant's award agreement.

Restricted Stock

     A restricted stock award consists of a grant of Maytag common stock to a Participant, which is subject to substantial risk of forfeiture and the transfer of which is subject to restrictions which lapse upon the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee. This Period of Restriction is established by the Committee at the time of grant, but cannot be shorter than three years.

     Unless otherwise designated by the Committee during the Period of Restriction a shareholder of restricted shares will have all other rights of a shareholder, including the right to vote the shares and receive the dividends paid thereon. The Corporation will retain the stock certificates until the lapse of any Period of Restriction. The Committee, at its sole discretion, will



establish a Participant's rights to receive restricted stock in the event the Participant's employment is terminated prior to vesting, such rights to be reflected in the Participant's award agreement.

Performance Units and Performance Shares

     Subject to the terms of the Plan, performance units and performance shares may be granted to eligible employees at any time as determined by the Committee. The Committee will have complete discretion to establish the initial number and value of such units and shares, (except that the initial value of a performance share will equal the fair market value of a share of Maytag common stock on the date of grant) and the performance period (except that such period shall not be shorter than three years).

     The Committee will establish performance goals in its discretion which, depending on the level of performance achieved, will determine the number and/or value of performance units/shares earned. Where an award is intended to meet the requirements for the performance-based exception to the deductibility limit imposed by Section 162(m) of the Internal Revenue Code, the performance goals will be based on any one or more of the following performance measures:

     a) Return on Assets ("ROA") which equals net income divided by total average assets.
     b)   Return on Sales ("ROS")  which equals net income divided by net sales.
     c) Cash Flow Return on Investment ("CFROI") which equals net after tax free cash flows before capital spending, dividend payments, borrowings and payments on debt and stock issuances and repurchases, divided by average owner's equity.
     d) Earnings Before Income Taxes ("EBIT") which equals net income plus taxes.
     e)   Net Earnings which equals net earnings as reported.
     f)   Stock price appreciation.
     g)   Net operating income less cost of capital.

     Payments of earned performance units/shares will occur within 75 days of the end of the performance period and, at the discretion of the Committee, will be paid in the form of cash and/or shares of Maytag common stock. At the discretion of the Committee, Participants may be entitled to dividends declared with respect to shares earned in connection with a grant of performance units and/or performance shares.

     If a Participant's employment is terminated for any reason other than by the Corporation or a Subsidiary for cause or terminated by the Participant without good reason, the Participant will receive a prorated payout of the performance units/shares based on the portion of the performance period that Participant remained employed, and on the level of performance goals achieved. If a Participant's employment is terminated by the Corporation or a Subsidiary for cause or terminated by the Participant without good reason, all performance units/shares will be forfeited to the Corporation.

Other Incentive Awards

     Subject to the terms of the Plan, other incentive awards may be granted to eligible employees at any time as determined by the Committee. The Committee will have complete discretion to establish the amount of other incentive awards granted, the applicable related performance period and performance goals, and other terms and conditions applicable to such grant. At the discretion of the


Committee, payment of other incentive awards may be in the form of cash or shares of Maytag common stock.

Awards Nontransferable

     No award may be assigned, transferred, pledged, or otherwise encumbered by a Participant, other than by will or by the laws of descent and distribution. An option on SAR may be exercised during the Participant's lifetime only by the Participant or the Participant's legal representative.

Change of Control

     In order to protect the Participant's rights in the event of a Change of Control of the Corporation (as defined in the Plan), the Plan provides for the immediate vesting of all outstanding options, SARs, and restricted stock awards upon the occurrence of such an event. Also, in the event of a Change of Control, the Plan provides that outstanding performance shares, performance units, and other incentive awards will be fully earned and vested as of the effective date of the Change of Control.

Amendment of Plan

     The Board of Directors may amend or terminate the Plan at any time, subject to any requirement of shareholder approval required by applicable law, rule or regulation.

Federal Income Tax Considerations

     Under current law, the federal income tax treatment of awards under the Plan is summarized below:

     NQSOs: The grant of an NQSO has tax consequences to the Corporation or to the employee. The exercise of an NQSO will require an employee to include in his or her taxable ordinary income the amount by which the fair market value of the acquired shares on the exercise date exceeds the option price. Upon a subsequent sale or taxable exchange of shares acquired upon NQSO exercise, an employee will recognize long- or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares.

     Subject to certain requirements imposed by Section 162(m) of the Internal Revenue Code, the Corporation will be entitled to a deduction at the same time and in the same amount as the employee is in receipt of income in connection with his or her exercise of an NQSO.

     ISOs: The grant of an ISO has no tax consequences to the Corporation or the employee. If the employee exercises an ISO and does not dispose of the acquired shares within the later of two years after the grant of the option and one year after the date of exercise, the employee will realize no taxable income, the Corporation will not be intitled to any tax deduction and any gain or loss that is realized on a subsequent disposition of such shares will be treated as long-term capital gain or loss. However, for purposes of computing the employee's alternative minimum tax (if any), the spread between the option price and the stock's fair market value on the date of ISO exercise is treated as income.

     If any employee exercises an ISO before the end of the above-stated holding period, the employee will be treated as having exercised an NQSO for tax purposes (see above). The Corporation also will receive NQSO tax treatment


     upon the exercise.

     SARs: There are no tax consequences to the Corporation or the employee upon the grant of an SAR. Upon exercise of the SAR, the employee will be deemed to have received taxable income in the amount of any cash plus the fair market value of any shares issued or transferred as a result of the exercise. Subject to certain requirements imposed by Section 162(m) of the Internal Revenue Code, the Corporation will receive a tax deduction in the same amount, at the same time.

     Restricted Stock: Upon the lapse of restrictions imposed on restricted stock (i.e., when the stock is no longer subject to a substantial risk of forfeiture), the employee will recognize taxable ordinary income equal to the fair market value of the stock as of the date of vesting. The employee may, however, elect to recognize taxable income at the time of grant equal to the fair market value of the stock at that time. Subject to certain requirements imposed by Section 162(m) of the Internal Revenue Code, the Corporation will receive a tax deduction in the same amount, at the same time.

     Performance Shares and Performance Units: There are no tax consequences to the Corporation or the employee upon the grant of performance shares or units. Upon payout of the shares or units, the employee will recognize taxable ordinary income in the amount of the payout. Subject to certain requirements imposed by Section 162(m) of the Internal Revenue Code, the Corporation will receive a tax deduction in the same amount, at the same time.

     Other Incentive Awards: The tax consequences to the employee and the Corporation will be considered in the design and implementation of such an award.

     Tax Withholding: With respect to any income tax withholding requirements imposed upon the occurrence of a taxable event to a Participant, subject to approval by the Committee, a Participant may elect have the Corporation to withhold shares to satisfy the Participant's income tax withholding obligations.

     Section 162(m): Under Section 162(m) of the Internal Revenue Code, compensation paid by the Corporation in excess of $1 million for any
     taxable year to a   Covered Employee  generally is not deductible by the
     Corporation or its affiliates for federal income tax purposes unless it is based on the performance of the Corporation as measured by goals established by a Compensation Committee of "outside directors", is paid pursuant to a plan approved by shareholders of the Corporation, and meets certain other requirements. Generally, Covered Employee under Section 162(m) means the chief executive officer and four other highest-paid executive officers of the Corporation as of the last day of the taxable year.

     It is presently intended that the Committee will at all times consist of outside directors as defined for purposes of Section 162(m), and that the Committee will take the effect of Section 162(m) into consideration in granting incentive awards under this Plan.

Vote Required for Approval

     The affirmative vote of a majority of shares of common stock present and entitled to vote at the Annual Meeting at which a quorum is present is required


to approve the Maytag Corporation 1996 Employee Stock Incentive Plan. If approved, the Plan would become effective as of May 1, 1996.

The Board of Directors recommends a vote FOR the approval of the Plan.

EXECUTIVE COMPENSATION

The following table shows the compensation of the chief executive officer of the Corporation, the other four most highly compensated executive officers of the Corporation serving as such on December 31, 1995 and two former executive officers who would have been among the other four most highly compensated executive officers serving as such on December 31, 1995 had they not ceased serving as executive officers earlier in 1995, based on salary and bonus earned by them in 1995, (the "named executive officers").

                                                                      SUMMARY COMPENSATION TABLE

                                       Annual Compensation                  Long Term Compensation
                                                                          Awards            Payouts
 Name and                       Year   Salary     Bonus   Other    Restricted  Securities     LTIP     All Other
 Principal                                                Annual   Stock       Underlying   Payouts    Compensa-
 Position                                                 Compen-  Award(s)    Options/                tion <F2>
                                                          sation   <F1>        SAR's (#)
 Leonard A. Hadley              1995  $600,000  $400,000  $     0  $       0     174,190   $1,039,788  $   7,444
 Director, Chairman &           1994   563,800   505,000        0          0      25,000            0      7,234
 CEO                            1993   527,675   350,000        0    306,914      25,000            0      6,811

 Donald M. Lorton               1995  $239,000  $108,563  $     0  $       0      37,020   $  285,093  $   8,602
 Acting President,
 North American
 Appliance Group

 Edward H. Graham               1995  $192,565  $ 82,632  $     0  $       0      27,290   $  216,923  $   7,167
 Sr. VP, General                1994   179,200   102,144        0          0       2,810            0      6,889
 Counsel and Ass't.             1993   166,667    73,901        0     64,020       5,380            0      6,404
 Secretary

 Carleton F. Zacheis            1995  $187,500  $ 85,500  $     0  $       0      27,220   $  216,923  $   7,045
 Sr. VP Administration          1994   177,626    98,263        0          0       2,820            0      7,335
                                1993   158,750    77,808        0     64,020       5,060            0      6,717

 Jon O. Nicholas                1995  $148,450  $ 53,946  $     0  $       0      22,060   $  136,513  $   5,538
 Corp. VP                       1994   135,333    64,960        0          0       2,160            0      5,471
 Human Resources                1993   113,642    43,172   79,031     40,304       3,830            0      4,335

 Joseph F. Fogliano <F3>        1995  $270,000  $115,830  $     0  $       0           0   $        0  $ 816,514
 Former Exec. VP &              1994   385,900   254,694        0          0      18,000            0      4,373
 President North Amer.          1993   170,985    86,623        0    144,427      11,700            0     54,641
 Appliance Group

 John P. Cunningham, Jr. <F3>   1995   327,393  $      0  $     0   $      0      74,030   $        0  $  40,412
 Former Executive VP &          1994   325,000   225,225        0          0      25,626            0      2,445
 CFO


     <F1> At December 31, 1995, the number of shares of restricted stock, the number of restricted units and the respective values thereof held by the named executive officers were as follows: Leonard A. Hadley, 35,757 shares valued at $728,549 and 19,629 units valued at $399,941; Donald M. Lorton, 9,840 shares valued at $200,490 and 5,388 units valued at $109,781; Edward H. Graham, 7,973 shares valued at $162,450 and 4,371 units valued at $89,059; Carleton F. Zacheis, 7,722 shares valued at $157,336 and 4,259 units valued at $86,777; and Jon O. Nicholas, 5,095 shares valued at $103,811 and 2,808 units valued at $57,213. Neither Joseph F. Fogliano nor John P. Cunningham, Jr., held any such shares or units. Dividends are paid on restricted stock at the same time and at the same rate as on the common stock. Dividend equivalents on restricted units are accrued and accumulate at the same rate and at the same time as dividends on the common stock. Dividend equivalents on restricted units are treated as reinvested dividends applicable to the restricted units which units are paid out if and when the performance goals (described in the Long-Term Incentive Plan Awards Table below) are satisfied.

     <F2>  The amounts reported in this column for 1995 include the dollar value of premiums paid for life insurance for the benefit of the named executive officer and the dollar value of corporate contributions to the account of the named executive officer pursuant to the terms of the Salary Savings 401(k) Plan. The contributions for each named executive are as follows: Leonard A. Hadley, life insurance $2,824, 401(k) $4,620; Donald M. Lorton, life insurance $3,982, 401(k) $4,620; Edward H. Graham, life insurance $2,547, 401(k) $4,620; Carleton
F. Zacheis, life insurance $3,139, 401(k) $3,906; Jon O. Nicholas, life insurance $2,149, 401(k) $3,389; Joseph F. Fogliano, life insurance $1,350, 401(k) $4,380, earned but unused vested vacation $22,002, prorated payment equivalent to but in lieu of all restricted stock and units under the 1991
Stock Incentive Award Plan - 1993, 1994, 1995 grants $610,282, separation payment $135,000, payment to assist with temporary living $24,000, payment associated with sale of residence $19,500; and John P. Cunningham, Jr., life insurance $2,118, 401(k) $4,620, earned but unused vested vacation $33,674.

     <F3> Joseph F. Fogliano resigned from the Corporation on August 31, 1995 and John P. Cunningham, Jr. resigned on December 12, 1995.

     The following table sets forth for the named executive officers, certain information regarding stock options granted in 1995.


                                         OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                                      POTENTIAL REALIZABLE
                                 INDIVIDUAL GRANTS                                  VALUE AT ASSUMED ANNUAL
                                                                                      RATES OF STOCK PRICE
                                                                                    APPRECIATION FOR OPTION
                                                                                           TERM <F4>
             (a)                   (b)            (c)          (d)          (e)        (f)           (g)

                                Number of      % of Total
                                Securities      Options      Exercise
                                Underlying     Granted to    or Base
                              Options/SAR's   Employees in    Price
                               Granted (#)    Fiscal Year   ($/Share)   Expiration
 Name                              <F1>           <F2>         <F3>        Date        5%           10%
 Leonard A. Hadley               174,190          9.7%        17.625    10/03/2005 $1,930,769    $4,892,947

 Donald M. Lorton                 37,020          2.1%        17.625    10/03/2005 $  410,340    $1,039,881

 Edward H. Graham                 27,290          1.5%        17.625    10/03/2005 $  302,490    $  766,568

 Carleton F. Zacheis              27,220          1.5%        17.625    10/03/2005 $  301,714    $  764,602

 Jon O. Nicholas                  22,060          1.2%        17.625    10/03/2005 $  244,519    $  619,659

 Joseph F. Fogliano <F5>               0          N/A          N/A          N/A        N/A           N/A

 John P. Cunningham,Jr.<F6>       74,030          4.1%        17.625    12/12/1995 $  820,568    $2,079,481

<F1> All options reported in the table become exercisable beginning on
     October 4, 1996, except that such options will become fully exercisable in the event of a Change of Control [generally defined as occurring when a person individually or together with its affiliates or associates (other than an employee benefit plan of the Corporation) shall have become the beneficial owner of 20% or more of the shares of the Corporation entitled to vote for Directors or when Directors who are not a person or part of a group which is or becomes the beneficial owner of 20% or more of the shares of the Corporation fail to constitute a majority of the Board of Directors].

<F2> Total options granted to employees in 1995 were 1,802,460.

<F3> Fair Market Value of underlying shares on the date of grant.

<F4> The dollar amounts under these columns are the result of hypothetical potential gains from calculations assuming annual growth rates of 5% and 10% in the value of the Corporation's future stock price over the 10 year term of the options which would result in the per share price of the Corporation's stock increasing from $17.625 to $28.709 and $45.715, respectively, for the options expiring on October 3, 2005. These assumed rates of growth are required by the Securities and Exchange Commission for illustration purposes only and are not intended to forecast possible future stock prices.

<F5> Mr. Fogliano resigned prior to the grant of options in 1995.

<F6> All options granted to Mr. Cunningham in 1995 were, by the terms of the



     options, cancelled upon his resignation on December 12, 1995.

     The following table sets forth for the named executive officers certain information concerning options exercised during 1995 and unexercised options to purchase common stock held by such officers at December 31, 1995.

                                     AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                                             AND
                                                 YEAR END OPTION/SAR VALUES

                                                        Number of Securities        Value of Unexercised
                            Number Of                  Underlying Unexercised       In-the-Money Options
                           Securities                      Options/SAR'S             December 31, 1995
                           Underlying                    December 31, 1995                 (B)
                          Options/SAR's    Value               <F1>
           Name            Exercised (#)  Realized  Exercisable  Unexercisable  Exercisable  Unexercisable
 Leonard A. Hadley                  0            0     53,800       174,190       $228,125      $479,023

 Donald M. Lorton               3,200      $ 5,550     23,790        37,020       $103,632      $101,805

 Edward H. Graham                   0            0     14,130        27,290       $ 65,236      $ 75,048

 Carleton F. Zacheis                0            0     14,000        27,220       $ 64,333      $ 74,855

 Jon O. Nicholas                    0            0      9,630        22,060       $ 47,491      $ 60,665

 Joseph F. Fogliano            11,700      $22,669          0             0              0             0

 John P. Cunningham, Jr.            0            0          0             0              0             0

     <F1> The value is calculated based on the aggregate amount of the excess of $20.375 (the average of the high and low price of common stock as reported in the New York Stock Exchange Composite Transactions Report for December 29,
1995) over the relevant exercise price(s).

     The following table sets forth for the named executive officers, certain information regarding a long-term incentive plan grant that was made on January 1, 1995.

                    LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

                                                                      Estimated Future Payouts
                                                                     Under Non-Stock Price-Based
                                                                             Plans <F2>
           (a)                    (b)                (c)            (d)            (e)         (f)
                                               Performance or
                           Number of Shares,    Other Period
                             Units or Other   Until Maturation
           Name             Rights (#) <F1>       or Payout      Threshold (#)  Target (#)  Maximum (#)
 Leonard A. Hadley               30,141            3 Years          7,535         30,141      36,169

 Donald M. Lorton                 8,200            3 Years          2,050          8,200       9,840




 Edward H. Graham                 6,674            3 Years          1,669          6,674       8,009

 Carleton F. Zacheis              6,656            3 Years          1,664          6,656       7,987

 Jon O. Nicholas                  4,367            3 Years          1,092          4,367       5,240

 Joseph F. Fogliano              17,090 <F3>       3 Years          4,273         17,090      20,508

 John P. Cunningham, Jr.         14,347 <F4>       3 Years          3,587         14,347      17,216

     <F1>  All awards identified in this table are made pursuant to the
Corporation's 1991 Stock Incentive Award Plan which is a performance-based restricted stock plan. Target awards are comprised of 60% restricted stock and 40% restricted units. Dividends are paid on restricted stock at the same rate and at the same time as on the common stock and dividend equivalents on restricted units are accrued and accumulate at the same rate and at the same time as dividends on the common stock. Dividend equivalents are treated as reinvested dividends applicable to the restricted units, which units are paid out if and when the performance goals are satisfied. Target awards are based upon a percentage of base salary and vary depending upon the individual's position and responsibilities.

     <F2>  Estimated future payouts are predicated upon the achievement of corporate return on sales and return on assets objectives over the period from January 1, 1995 to December 31, 1997. The achievement of approximately 25% of the objectives will result in payment of the threshold amount, achievement of 75% of the objectives will result in payment of an intermediate amount, achieving 100% of the objectives will result in payment of the target amount, and achieving or exceeding approximately 120% of the objectives will result in payment of the maximum amount.

     <F3>  Joseph F. Fogliano received a prorated payment equal to a total of
3,798 shares and units in lieu of this award upon his resignation.

     <F4>  This award was forfeited upon Mr. Cunningham's resignation.

RETIREMENT INCOME TABLE

    The following table sets forth the estimated annual pension benefits payable effective December 31, 1995, assuming retirement at age 65 after selected periods of continuous service, under the Corporation's retirement plan which applies to virtually all exempt salaried employees. The Corporation's retirement plan for salaried employees provides for fixed retirement benefits based on years of service and compensation received. All compensation shown in the Salary and Bonus columns of the Summary Compensation Table is included as compensation under the pension plan.





  Average Annual
   Earnings for
    Highest 5                  Estimated Annual Retirement Benefits
   Consecutive                Years of Credited Service at Retirement
  Years of Final
   10 Years of
     Service
                        10        15        20        25        30        35*

      $100,000      $ 14,074  $ 21,112  $ 28,149  $ 35,186  $ 42,223  $ 49,260

       200,000        29,574    44,362    59,149    73,936    88,723   103,510

       300,000        45,074    67,612    90,149   112,686   135,223   157,760

       400,000        60,574    90,862   121,149   151,436   181,723   212,010

       500,000        76,074   114,112   152,149   190,186   228,223   266,260

       600,000        91,574   137,362   183,149   228,936   274,723   320,510

       700,000       107,074   160,612   214,149   267,686   321,223   374,760

       800,000       122,574   183,862   245,149   306,436   367,723   429,010

       900,000       138,074   207,112   276,149   345,186   414,223   483,260

     1,000,000       153,574   230,362   307,149   383,936   460,723   537,510

     1,100,000       169,074   253,612   338,149   422,686   507,223   591,760

     1,200,000       184,574   276,862   369,149   461,436   553,723   646,010
     The above amounts have been computed on the basis of a straight-life annuity and are not subject to any deduction for social security or other offset amounts.

     Benefits under the plan are limited to the extent required by provisions of the Internal Revenue Code and the Employee Retirement Income Security Act of 1974. If payment of actual retirement benefits is limited by such provisions, an amount equal to any reduction in retirement benefits will be paid as a supplemental benefit under the Supplemental Employee Retirement Plan under which such amounts are payable to all qualifying employees including the officers of the Corporation.

     *Maximum number of years of service for which the pension benefit accrues. However, employees who were participants in the Maytag Company Salaried Employees' Retirement Plan on December 31, 1990, and who retire or terminate employment on or before January 1, 2005 have been grandfathered and are eligible for additional credited service. For these employees, the maximum amount of credited service that may be taken into account in calculating a portion of the benefit under the current plan is forty (40) years until January 1, 2001, at which time such maximum will decrease by one (1) year until it is reduced to thirty-five (35) years by the year 2005, provided, however, that the declining maximum will not be applied to reduce any participant's years of credited service below the number of years of credited service earned by such participant as of the date on which the maximum first applies.

     All  named  executive  officers shown below, except Mr. Cunningham and Mr.




Fogliano, were in the Maytag Company Salaried Employees' Retirement Plan on December 31, 1990. To calculate the effect of the above grandfathering provision, add to the benefit shown for an employee with 35 years of service an amount equal to one per cent (1%) multiplied by the number of years of service in excess of 35 multiplied by the average annual earnings shown in the first column of the table above.

     The years of credited service for the named executive officers as of December 31, 1995 are: Leonard A. Hadley 36.5; Donald M. Lorton 20.0; Edward
H. Graham 14.6; Carleton F. Zacheis 37.4; Jon O. Nicholas 23.3; Joseph F. Fogliano 3.0; and John P. Cunningham, Jr. 2.0.

EMPLOYMENT CONTRACTS AND
TERMINATION OF EMPLOYMENT CHANGE-OF-CONTROL ARRANGEMENTS

     The Corporation has entered into agreements with each of the named executive officers which would become operable only in the event of a change-of-control of the Company. Agreements provide that if the officer's employment terminates for any reason within three years after a change-of-control, the officer will be entitled to payments equal to three times total compensation (salary and maximum bonus) at the rate in effect immediately prior to the change-of-control, maximum payout on any outstanding restricted stock awards, and to continued participation in certain of the Corporation's benefit programs for the same three-year period. In addition, an agreement was made in 1995 with Joseph F. Fogliano. After two years with the Corporation, Mr. Fogliano, Executive Vice President and President North American Appliance Group, resigned the position effective August 31, 1995. Mr. Fogliano will be paid
an annual salary of $405,000 until August  31,  1996.   He received a cash
payment of $115,830 which represents an amount prorated through August 31, 1995 in lieu of his participation in the 1995 Annual Management Incentive Plan. He also received a prorated payment of $610,282 in lieu of all restricted stock and restricted units under the 1993, 1994 and 1995 Stock Incentive Award Plan grants, a separation payment of $135,000, a $24,000 payment to assist with temporary living expenses, and a $19,500 payment to assist with the sale of his residence. The grant shown for Mr. Fogliano in the Long-Term Incentive Awards Plans Table on Page 17 was cancelled on August 31, 1995.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY AND PRINCIPLES

     The Compensation Committee of the Board of Directors (the "Committee"), composed of four non-employee directors, establishes and administers the executive compensation program for the Corporation's top executives. In 1995, the Committee, with the assistance of independent compensation consultants, undertook a reexamination of the Corporation's compensation philosophy and p r ogram. The Committee has reaffirmed the Corporation's compensation philosophy as it pertains to its executives as follows:

     1. The Corporation is committed to increasing long-term shareholder value and to ensuring that the objectives of the Corporation's executives are aligned with that goal. Based on this commitment, it is the Corporation's philosophy that the total compensation of its executives closely mirror the performance of the Corporation - reflecting increases and decreases in those factors contributing to shareholder value, e.g. profitability, earnings per share and stock



          price.

     2.   Providing  an  opportunity  for  above  average total compensation is important in order to attract and retain the best and brightest employees. Providing performance goals are met, the Corporation's total compensation program will be targeted at a level above the average for similarly sized industrial firms nationwide.

     3. It is the Corporation's goal to provide and consistently administer a uniform program of total compensation for key employees throughout the Corporation. This program will facilitate the movement of key employees between business units and divisions, which supports the b u siness objective of strengthening organizational development efforts and providing developmental opportunities for talented individuals.

     The Committee believes compensation based on this philosophy will support and encourage the commitment to achieving business and financial objectives that will generate long-term shareholder value. It is also designed to attract and retain outstanding executives, to encourage them to make long-term commitments to the Corporation, and to accomplish the Corporation's leadership succession objectives.

COMPONENTS OF EXECUTIVE COMPENSATION

     The Committee views compensation as a total program comprised of annual base salary and variable short- and long-term incentives. The total package is designed to provide a significant percentage of executive compensation through a t - risk programs which link long-term executive rewards to long-term
s h areholder rewards. This linkage is achieved through the following compensation components:

Annual Base Salary

     A salary range for each position is established using average base pay for executives employed at industrial organizations selected by independent compensation consultants. The performance of the organizations in the industrial database is not known and therefore not considered when establishing salary ranges. The companies included in the industrial database comprise many of the companies included in the S&P Household Furnishings and Appliance Stock Index used in the Performance Graph on Page 23, as well as other companies. The Committee relies on a broad array of companies in various industries for comparative analysis of executive compensation because the Committee believes that the Corporation's competitors for executive talent are more varied than the Peer Group chosen for comparing stockholder return in the Performance Graph. Executive pay within the salary range is determined based upon individual qualifications, experience and performance of specific individual responsibilities.

Annual Variable Incentive

     Annual variable incentive compensation is paid to executives in cash based upon a percentage of base salary and varies depending upon the individual's position, responsibility and performance. Executives are eligible for annual cash incentive awards based upon three equally weighted performance factors:
(1) organizational operating incomeas defined compared to prior year, (2) Corporate or entity operating income less the cost of working capital compared to annual plan, and (3) organizational performance against key strategic



objectives. An award may be increased or decreased based upon the executive's personal performance. Performance is reviewed and rated annually against these factors. The Committee may adjust these formula-based awards if, in its judgment, adjustment is warranted.

Long-Term Variable Incentives

     Long-term variable incentive compensation opportunities are provided to executives in positions with significant responsibilities, accountabilities and potential impact on long-term Corporate performance. Long-term incentive compensation is made available in the form of stock options and performance-based restricted stock awards.

     Stock Options - The Maytag Corporation Stock Option Plan for Executives and Key Employees and the overall number of shares available have been approved by shareholders. This plan provides the long-term focus for approximately 400 executives and other key employees. The size of stock option grants for the named executive officers is determined at the discretion of the Committee.

     Performance-Based Restricted Stock - The overall number of shares available for grant under the Maytag Corporation 1991 Stock Incentive Award Plan has been approved by shareholders. Eligibility for participation and the level of awards to individual executives are approved by the Committee. The level of each award is based upon a percentage of base salary and varies d e p ending upon the executive's position and responsibilities. These performance-based restricted stock awards (which are currently composed of 60% restricted stock and 40% restricted units) are subject to vesting provisions and dependent upon the Corporation achieving predetermined levels of return on sales and return on assets over a specified three-year period. High levels of performance in these factors, in the Committee's opinion, impact favorably on long-term shareholder value. Approximately 70 executives are granted awards under this variable long-term incentive.

     Long-Term  Variable  Mix  -  In  1995,  in  order to further the Corporate compensation philosophy and objectives, the Committee realigned long-term variable incentive compensation. Based on the recomendation of independent compensation consultants, the Committee shifted the long-term variable incentive area from performance-based restricted stock grants to stock options. This realignment is designed to more directly link the long-term interests of the Corporation's executives with the long-term interests of shareholders. Survey data indicates that grants approved by the Committee under these long-term plans are competitive with grants made to executives in similar positions at other industrial organizations.



EXECUTIVE STOCK OWNERSHIP GUIDELINES

     In keeping with the Corporation's compensation philosophy and its efforts to strengthen the link between the long-term interests of executives and the long-term interests of shareholders, the Committee has approved stock ownership guidelines which are applicable to approximately 70 key executives. The guidelines provide for the long-term ownership of Maytag stock which in dollar value aggregates a predetermined multiple of base salary. The amounts range from four times annual base salary for the Chief Executive Officer to one times annual base salary for operating unit vice presidents. The Committee will review executive stock ownership levels annually and ensure compliance where necessary.



TAX CODE LIMITATION ON EXECUTIVE COMPENSATION DEDUCTIONS

     Unless certain conditions are met, Internal Revenue Code Section 162(m) limits the annual deductibility of certain compensation in excess of $1 million for the Chief Executive Officer and the four other most highly compensated executive officers. As a result of Mr. Hadley's election to defer portions of his 1995 annual variable compensation, there was loss of tax deductibility in 1995 and the Committee does not anticipate any significant loss of tax deductibility in 1996. In order to maintain maximum tax deductibility of executive compensation, the Committee is submitting the long-term variable incentive plan (1996 Employee Stock Incentive Plan) to shareholders for a p proval to ensure tax deductibility of future long-term compensation incentives. The Committee will continue to monitor compensation programs in light of Section 162(m); however, the Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of the Corporation and its shareholders.

SUMMARY

     The Committee believes that the foregoing compensation programs will serve the long-term interests of shareholders. These programs create a strong link between long-term executive rewards and long-term shareholder rewards; they attract, retain and motivate outstanding executive talent; and they further the Corporation's long-term leadership succession objectives. The Committee will continue to emphasize variable, performance-based compensation programs that it believes positively affect long-term shareholder value. Finally, through stock ownership guidelines, it is the goal of the Committee to ensure not only qualified, professional managers, but fully committed "owner-operators".

PERFORMANCE OF THE CORPORATION AND CEO COMPENSATION

     As indicated in the above discussion, the total compensation of the Corporation's executives, including the CEO, consists of annual base salary, annual variable incentive, and long-term variable incentives, as well as other fringe benefits. These plans consider individual performance, Corporation performance, and survey data regarding comparable positions at other industrial organizations. The Corporation's performance in 1995 produced the second best earnings year in the Corporation's history (excluding special charges). The performance was second only to 1994, when appliance industry shipments grew at an unprecedented rate. Return on assets improved to 6.21% in 1995 compared to 5.78% in 1994 (excluding special charges). The Corporation continued to shed under-performing assets as it divested over $400 million of assets with the sale of its home appliance operations in Europe in the second quarter of 1995. The proceeds from this divestiture, as well as the proceeds from a 1994 year-end divestiture and working capital improvements from ongoing operations, allowed the Corporation to reduce year-over-year debt and interest expense by nearly thirty percent. The Corporation also increased the quarterly dividend 12% and initiated a share repurchase program to improve shareholder value. Other notable performance achievements for 1995 included:

   * The North American Appliance Group began implementation of a new product distribution system to improve customer service.

   * U.S. Floor care continued with strong performance in both existing and new product lines resulting in another record year of sales and profits at Hoover.

   * Dixie-Narco  increased both sales and profits over 1994 and sold an under-



     performing factory in Eastlake, Ohio at the end of 1995.

     Mr. Hadley's 1995 salary of $600,000 represents a 6.4% increase over 1994. In arriving at this rate, the Compensation Committee considered his annual base salary compared to other CEOs in the industrial companies surveyed, his outstanding performance as CEO during 1994, and his strategic actions and plans for improving earnings in 1995 and beyond. Annual base salary increases for the other named executives were based on individual performance, job content and compensation of executives in comparable positions in the industrial organizations surveyed.

     The Committee-approved strategic and financial goals under the 1995 annual variable incentive plan (discussed above) were set aggressively beyond 1994 performance - the Corporation's best year ever. The Corporation's outstanding performance in 1995 fulfilled 100% of the strategic goals and although the
Corporation did not meet its aggressive financial goals. Based on this performance, Mr. Hadley received 1995 annual variable incentive compensation of $400,000, which is approximately 71% of his 1995 maximum opportunity.

     In 1995, a grant based on percentages of Mr. Hadley's and the other named executive officers' annual base salaries was made under the Performance-Based Restricted Stock Plan. Payouts under the grant will be based on the extend to which the Corporation acheives the return on sales and return on assets objectives for the three-year period January 1, 1995 through December 31, 1997, as reflected in the Long-Term Incentive Plans Table. The 1993 Performance-Based Restricted Stock Plan grant matured in 1995. The Corporation's performance over the period January 1, 1993 through December 31, 1995 exceeded the maximum goals approved by the Committee in 1993. A maximum grant payout was made under this Plan as reflected in the Summary Compensation Table - LTIP Payouts.

     As a component of long-term variable incentive compensation, options to purchase 174,190 shares of common stock were granted to Mr. Hadley under the terms of the Corporation's 1992 Stock Option Plan. This award is competitive compared to the industrial companies surveyed and also reflects the realignment of long-term incentives from performance-based restricted stock grants toward stock options as the Corporation enhances the link between the long-term interests of its executives and the long-term interests of its shareholders. Grants of options to the named executive officers are reflected in the Option/SAR Grants in Last Fiscal Year Table. The foregoing report is furnished by the following members of the Compensation Committee:

               Wayland R. Hicks         John A. Sivright
               W. Ann Reynolds          Neele E. Stearns, Jr.

SHAREHOLDER RETURN PERFORMANCE

     The following graph compares the Corporation's cumulative total shareholder return on its common stock from December 31, 1990 to December 31, 1995 with the S&P 500 Stock Index and the S&P Household Furnishings and Appliance Stock Index (both of which include the Corporation).










                            Cummulative Total Return
           Based on reinvestment of $100 beginning December 31, 1990

     $300

     $250

     $200      (Chart illustrating numeric data shown below.)

     $150

     $100

      $50

          Dec.-90     Dec.-91     Dec.-92      Dec.-93     Dec.-94     Dec.-95

- -  S & P                                         __ Maytag
 .... S & P Household Furnishings & Appliance Index
_______________________________________________________________________________
                   Dec-90    Dec-91    Dec-92    Dec-93    Dec-94   Dec-95
_______________________________________________________________________________
Maytag Corp.        $100      $149      $149      $186      $160     $222

S&P 500(R)          $100      $130      $140      $154      $156     $213

S&P(R) Household
Furnishings &
Appliance Index     $100      $147      $165      $237      $195     $236
_______________________________________________________________________________

COMPENSATION OF DIRECTORS

     Only directors who are not officers or employees of the Corporation are entitled to compensation as directors and such directors are paid a retainer of $23,000 per annum, $1,000 for each meeting of the Board attended, $1,000 for attendance at each called committee meeting and reimbursement for actual expenses. Telephone meetings are compensated at $750 per meeting. Non-employee committee chairmen receive an additional $3,000 per annum except the Executive Committee chair who receives an additional $4,000.

     All directors who are not employees of the Corporation or one of its subsidiaries are participants in the Maytag Corporation Directors Pension Plan (the "Directors Pension Plan"), an unfunded, noncontributory pension plan. Under the Directors Pension Plan, each participant who ceases to be a director of the Corporation after completion of at least 5 years of service will receive a pension, beginning at the later of the director's attaining age 70 or ceasing tenure as a director. Such pension will be an annual amount, payable in monthly installments equal to the director's annual retainer (excluding any fees for attendance of meetings of the Board or any committee thereof, services as a committee chairman and expense reimbursements) for the twelve-month period prior to the commencement of such pension.

     All directors who are not employees of the Corporation or one of its subsidiaries are eligible to participate in the Maytag Directors Deferred Compensation Plan, which provides that directors may elect to defer all or a portion of compensation paid for services as a director until their retirement or termination from the Board. Deferred amounts are paid interest at the prime



rate until retirement or termination. Benefits are payable from the general assets of the Corporation. In the event of a change-of-control of the Corporation all amounts deferred plus accumulations are immediately payable in full.

     Pursuant to the Corporation's Non-Employee Directors Stock Option Plan, each non-employee director of the Corporation is awarded an option to purchase 2,000 shares of the Corporation's common stock on the day following the Annual Meeting of the Corporation's shareholders in each year through 1999 (unless all shares available under such Plan become subject to options prior to such time). The option price under each option is and will be equal to the fair market value of the common stock on the date of grant. The term of such options is five years from the date of grant. Each option is exercisable immediately upon grant. The aggregate number of shares of common stock that may be granted pursuant to the Non-Employee Directors Stock Option Plan may not exceed
250,000, subject to adjustments to reflect any future stock dividends, stock splits or other relevant capitalization changes. Such Plan may not be amended or discontinued without shareholder approval.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR 1997 ANNUAL MEETING

     Proposals of shareholders intended for presentation at the 1997 Annual Meeting must be received by the Secretary of the Corporation on or before November 20, 1996, to be considered for inclusion in the 1997 Proxy Statement and Proxy. The 1997 Annual Meetin is currently scheduled to be held on April 29, 1997. The Nominating Committee will consider nominees recommended by shareholders as candidates for election to the Board of Directors at the Annual Meeting of Shareholders. A shareholder wishing to nominate a candidate for election to the Board is required to give written notice to the Secretary of the Corporation of his or her intention to make such a nomination. The notice of nomination must be received by the Corporation not less than sixty days nor more than ninety days prior to the shareholders' meeting, or if less than seventy days notice or prior public disclosure of the meeting date is given or made, the notice of nomination must be received within ten days after the meeting date is announced. The notice of nomination is required to contain certain information about both the nominee and the shareholder making the nomination. The Corporation may require that the proposed nominee furnish other information to determine that person's eligibility to serve as a director. A nomination which does not comply with the above procedure will be disregarded.

OTHER MATTERS

     The Corporation will bear the cost of the proxy solicitation. In addition to solicitation by mail, the Corporation will request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of the Corporation's common stock of whom they have knowledge, and will reimburse them for their expenses in so doing; and certain directors, officers and employees of the Corporation, not employed for the purpose, may solicit proxies, without additional remuneration therefore, by personal interview, mail, telephone or telegraph. The Corporation has retained Georgeson & Company Inc. to aid in the solicitation of proxies for a fee of $12,500, plus out-of-pocket expenses.

     Neither the Corporation nor the members of its Board of Directors intend to bring any other matters before the meeting, and they have no present knowledge that any other matters will or may be brought before the meeting by others. However, if any matters properly come before the meeting it is the



intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment.






                                  Appendix "A"

                               Maytag Corporation

                       1996 Employee Stock Incentive Plan



Article 1. Establishment, Objectives, and Duration

     1.1 Establishment of the Plan. Maytag Corporation, a Delaware corporation (hereinafter referred to as the Company ), hereby establishes an incentive compensation plan to be known as the Maytag Corporation 1996 Employee Stock Incentive Plan (hereinafter referred to as the Plan ), as set forth in this document. The Plan permits the grant of Non-qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Performance Units, and Other Incentive Awards.

     Subject to approval by the Company's stockholders, the Plan shall become effective as of May 1, 1996 (the Effective Date ) and shall remain in effect as provided in Section 1.3 hereof.

     1.2 Objectives of the Plan. The objectives of the Plan are to optimize the long-term profitability and growth of the Company through incentives which are consistent with the Company's goals and which link and align the personal interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

     The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

     1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 16 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after April 30, 2006.

Article 2. Definitions

     Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

     2.1 "Award" means, individually or collectively, a grant under this Plan of Non-qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units, or Other Incentive Awards.

     2.2 "Award Agreement" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

     2.3 "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under



the Exchange Act.

     2.4 "Board or Board of Directors" means the Board of Directors of the Company.

     2.5 "Cause" shall mean the occurrence of any one or more of the following, as determined by the Committee, in the exercise of good faith and reasonable judgment:

          (i) The willful and continued failure by the Participant to substantially perform his duties (other than any such failure resulting from the Participant's Disability), after a written d e m and for substantial performance is delivered to the Participant that specifically identifies the manner in which the Committee believes that the Participant has not substantially performed his duties, and the Participant has failed to remedy the situation within ten (10) business days of receiving such notice; or

          (ii) The Participant's conviction for committing an act of fraud, embezzlement, theft, or any other act constituting a felony involving moral turpitude or causing material harm, financial or otherwise, to the Company; or

          (iii)The willful and continued action, or failure to act, by the Participant that results in actual or expected injury to the Company or a Subsidiary, financial or otherwise. However, no act or failure to act on a Participant's part shall be considered willful unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

     2.6   "Change of Control" of the Company shall mean:

     (a)  The  acquisition  by  any  individual,  entity  or  group (within the meaning of Section 13 (d) (3) or 14 (d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by the Company, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iii) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) below; or

     (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the



          Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the i n d i v i duals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding C o mpany Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
          (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     2.7 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.8 "Committee" means the Compensation Committee of the Board, as specified in Article 3 herein, or such other Committee appointed by the Board to administer the Plan with respect to grants of Awards.

     2.9 "Company" means Maytag Corporation, a Delaware corporation, as well as any successor to such entity as provided in Article 19 herein.

     2.10 "Director" means any individual who is a member of the Board of Directors of the Company.

     2.11 "Disability" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan.




     2.12  "Effective Date" shall have the meaning ascribed to such term in
Section 1.1 hereof.

     2.13 "Employee" means any employee of the Company or Subsidiary. Nonemployee Directors shall not be considered Employees under this Plan unless specifically designated otherwise.

     2.14 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     2.15 "Fair Market Value" shall be determined on the basis of the average of the high and low sale prices on the principal securities exchange on which the Shares are publicly traded or, if there is no such sales on the relevant date, then on the last previous day on which sales were reported. In the event that a Participant uses a cashless exercise method or a share withholding method to exercise an Option, as provided in Section 6.6 herein, Fair Market Value shall be based on the sale price of the shares sold to pay the option exercise price.

     2.16 "Freestanding SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

     2.17  "Good Reason" means:

          (i) A material reduction or alteration in the nature or status of the Participant's authorities, duties, or responsibilities;

          (ii) The Company's requiring the Participant to be based at a location in excess of fifty (50) miles from the location of the Participant's principal job location or office;

          (iii)A material reduction in the Participant's base salary; or

          (iv) A material reduction in the value to be received by the Participant from any compensation or health and welfare benefit p r ograms unless all similarly situated Participants' are similarly affected.

               The Participant's right to terminate employment for Good Reason shall not be affected by the Participant's incapacity due to p h y sical or mental illness. The Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason herein.

     2.18 "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

     2.19 "Insider" shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

     2.20 "Named Executive Officer" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of covered employees, as defined in the regulations promulgated under Code Section 162(m), or any successor statute.



     2.21 "Nonemployee Director" means an individual who is a member of the Board of Directors of the Company but who is not an Employee of the Company or Subsidiary.

     2.22 "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

     2.23 "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

     2.24 "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

     2.25 "Other Incentive Award" means an award granted pursuant to Article 10 hereof.

     2.26 "Participant" means an Employee who has outstanding an Award granted under the Plan.

     2.27 "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

     2.28 "Performance Period" means the time period during which performance goals must be achieved with respect to an Award, as determined by the Committee, but which period shall not be shorter than three years.

     2.29 "Performance Share" means an Award granted to a Participant, as described in Article 9 herein.

     2.30 "Performance Unit" means an Award granted to a Participant, as described in Article 9 herein.

     2.31 "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way, which period shall not be shorter than three years (based on the passage of time, the achievement of performance goals, and/or upon the occurrence of other events as determined by the Committee at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

     2.32  "Person" shall  have  the  meaning  ascribed  to  such  term  in
Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a group as defined in Section 13(d) thereof.

     2.33 "Restricted Stock" means an Award granted to a Participant pursuant to Article 8 herein.

     2.34 "Retirement" means severance from employment with the Company or its Subsidiaries on or after the date on which the Participant becomes eligible to receive normal or early retirement benefits under the Maytag Corporation Salaried Employees' Retirement Plan, or such successor plan as may be implemented in the future.

     2.35  "Shares" means the shares of common stock of the Company.

     2.36 "Share Pool" means the number of shares authorized for issuance under paragraph 4.1, as adjusted for awards and payouts under paragraph 4.2 and as adjusted for changes in corporate capitalization under paragraph 4.3.



     2.37 "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

     2.38 "Subsidiary" means any corporation, partnership, joint venture, affiliate, or other entity in which the Company has a majority voting interest, and which the Committee designates as a participating entity in the Plan.

     2.39 "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

Article 3. Administration

     3.1  The  Committee.  The  Plan  shall be administered by the Compensation
Committee of the Board, or by any other Committee appointed by the Board consisting of not less than two (2) Directors who fulfill the disinterested administration requirements of Rule 16b-3 under the Exchange Act and the "outside director" requirements of Internal Revenue Code Section 162(m). The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

     The Committee shall be comprised solely of Directors who are eligible to administer the Plan pursuant to Rule 16b-3 under the Exchange Act. However, if for any reason the Committee does not qualify to administer the Plan as contemplated by Rule 16b-3 of the Exchange Act, the Board of Directors may appoint a new Committee so as to comply with Rule 16b-3.

     3.2 Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 16 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate the authority granted to it herein.

     3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, Employees, Participants, and their estates and beneficiaries.

Article 4. Shares Subject to the Plan and Maximum Awards

     4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.3 herein, the number of Shares hereby reserved for issuance under the Plan shall be six million five hundred thousand (6,500,000). However, the aggregate maximum number of Shares of Restricted Stock and Shares relating to Other Incentive Awards which may be granted pursuant to Articles 8



and 10 herein, shall be two million five hundred thousand (2,500,000).

     Unless and until the Committee determines that an Award to a Named Executive Officer shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the
Plan:

     (a) Subject to adjustment as provided in Section 4.3 herein, the maximum aggregate number of Shares (including Options, SARs, Restricted Stock, Performance Units and Performance Shares paid out in Shares, or Other Incentive Awards paid out in Shares) that may be granted or that may vest in any fiscal year, as applicable, pursuant to any Award held by any employee shall be one million (1,000,000).

     (b) The maximum aggregate cash payout (including Performance Units and Performance Shares paid out in cash, or Other Incentive Awards paid out in cash) with respect to Awards granted in any fiscal year which may be made to any Named Executive Officer shall be five million dollars ($5,000,000).

     4.2 Share Pool Adjustments for Awards and Payouts. The following Awards and Payouts shall reduce, on a one for one basis, the number of shares authorized for issuance under the Share Pool:

     (a)  An Award of an Option;

     (b)  An Award of an SAR (except a Tandem SAR);

     (c)  An Award of Restricted Stock;

     (d)  A payout of a Performance Share in Shares; and

     (e)  A payout of a Performance Unit in Shares.

     The following transactions shall restore, on a one for one basis, the number of shares authorized for issuance under the Share Pool:

     (1) A Payout of an SAR, Tandem SAR, or Restricted Stock award in the form of cash;

     (2) A cancellation, termination, expiration, forfeiture, or lapse for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Options, or the termination of a related Option upon exercise of the corresponding Tandem SAR) of any Shares subject to an Award; and

     (3) Payment of an Option Price with previously acquired Shares or by withholding Shares which otherwise would be acquired on exercise (i.e., the Share Pool shall be increased by the number of Shares turned in or withheld as payment of the exercise price).

     4.3 Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code
Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available in the



Share Pool, the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan and the number of Shares set forth in
Section 4.1(a), as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

Article 5. Eligibility and Participation

     5.1 Eligibility. Persons eligible to participate in this Plan include all officers and other employees of the Company and its Subsidiaries, as determined by the Committee, including Employees who are members of the Board and Employees who reside in countries other than the United States of America.

     5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. Stock Options

     6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to one or more Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

     6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Option Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code
Section 422.

     6.3 Option Price. The Committee shall designate the Option Price for each grant of an Option under this Plan which Option Price shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted, and which Option Price may not be subsequently changed by the Committee except pursuant to Section 4.3 hereof.

     6.4 Duration of Options. Each Option granted to an Employee shall expire at such time as the Committee shall determine at the time of grant; provided, however, that unless otherwise designated by the Committee at the time of grant, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

     6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

     6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     The  Option  Price  upon  exercise  of  any Option shall be payable to the



Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered by Insiders must have been held by the Participant for at least six
(6) months prior to their tender to satisfy the Option Price), or (c) by withholding Shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or (d) by a combination of (a), (b), and (c).

     The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

     As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

     6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

     6.8 Termination of Employment. Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

     Subject to Section 15, in the event that a Participant's Option Award Agreement does not set forth such termination provisions, the following termination provisions shall apply:

     (a) In the event a Participant's employment with the Company and/or its Subsidiaries is terminated by the Company and/or its Subsidiaries for Cause, or terminated by the Participant by reason of voluntary resignation (which shall not include resignation upon Disability or R e tirement), all Options which are unvested at the date of termination shall be forfeited to the Company.

     (b) In the event a Participant's employment with the Company and/or its Subsidiaries is terminated for any reason (including a termination due to death, Disability, Retirement, termination by the Company and/or its Subsidiaries without Cause) other than a termination by the Company and/or its Subsidiaries for Cause or a temination by the Participant by reason of voluntary resignation, all Options shall immediately become fully vested on the date of termination.

     Subject to Section 15, unless otherwise provided in the Participant's Option Award Agreement, all Options in which the Participant has a vested right upon termination shall be exercisable for the lesser of one (1) year following



the date of termination or the expiration date of the Option.

     6.9  Nontransferability of Options.

     (a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothe-cated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

     (b) Nonqualified Stock Options. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

Article 7. Stock Appreciation Rights

     7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

     The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

     The Committee shall designate, at the time of grant, the grant price of a Freestanding SAR which grant price shall at least equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option. Grant prices of SARs shall not subsequently be changed by the Committee except pursuant to Section 4.3 hereof.

     7.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

     Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

     7.3 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.





     7.4 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

     7.5 Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that unless otherwise designated by the Committee, such term shall not exceed ten
(10) years.

     7.6 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

     (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

     (b)  The number of Shares with respect to which the SAR is exercised.

     At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

     7.7 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Section 16 of the Exchange Act (or any successor rule).

     7.8 Termination of Employment. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

     Subject to Section 15, in the event that a Participant's SAR Award Agreement does not set forth such termination provisions, the following termination provisions shall apply:

     (a) In the event a Participant's employment with the Company and/or its Subsidiaries is terminated by the Company and/or its Subsidiaries for Cause, or terminated by the Participant by reason of voluntary resignation which shall not include resignation upon Disability or R e tirement), all Options which are unvested at the date of termination shall be forfeited to the Company.

     (b) In the event a Participant's employment with the Company and/or its Subsidiaries is terminated for any reason (including a termination due to death, Disability, Retirement, termination by the Company and/or its Subsidiaries without Cause) other than a termination by the Company and/or its Subsidiaries for Cause or a termination by the Participant by reason of voluntary resignation, all Options shall immediately become fully vested on the date of termination.

     Subject to Section 15, unless otherwise provided in the Participant's SAR Award Agreement, all SARs in which the Participant has a vested right upon





termination shall be exercisable for the lesser of one (1) year following the date of termination or the expiration date of the SAR.

     7.9 Nontransferability of SARs. Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

Article 8. Restricted Stock

     8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

     8.2 Restricted Stock Agreement. Each Restricted Stock grant shall be e v idenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

     8.3 Transferability. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

     8.4 Other Restrictions. Subject to Article 11 herein, the Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable Federal or state securities laws.

     The Company shall retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

     Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

     8.5 Voting Rights. Unless otherwise designated by the Committee at the time of grant, Participants Shares of Restricted Stock have been granted hereunder may exercise full voting rights with respect to those Shares during the Period of Restriction.





     8.6 Dividends and Other Distributions. Unless otherwise designated by the Committee at the time of grant, Participants holding Shares of Restricted Stock granted hereunder shall be credited with regular cash dividends paid with respect to the underlying Shares while they are so held during the Period of Restriction. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Shares of Restricted Stock granted to a Named Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Sharesof Restricted Stock, such that the dividends and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception.

     In the event that any dividend constitutes a derivative security or an equity security pursuant to the rules under Section 16 of the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

     8.7 Termination of Employment. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Sharesof Restricted Stock, following termination of the Participant's employment with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment; provided, however that, except in the cases of terminations connected with a Change of Control and terminations by reason of death or Disability, the vesting of Shares of Restricted Stock which qualify for the Performance-Based Exception and which are held by Named Executive Officers shall not occur prior to the time they otherwise would have, but for the employment termination.

     Subject to Section 15 in the event that Participant's Restricted Stock Award Agreement does not set forth such termination provisions, the following termination provisions shall apply:

     (a) In the event a Participant's employment with the Company and/or its Subsidiaries is terminated by the Company and/or its subsidiaries for Cause, or terminated by the Participant by reason of voluntary resignation (which shall not include Resignation upon Disability or Retirement), all Shares of Restricted Stock which are unvested at the date of termination shall be forfeited to the Company.

     (b) Unless the Award qualifies for the Performance-Based Exception, in the event a Participant's employment with the Company and/or its Subsidiaries is terminated for any reason (including a termination due to death, Disability, Retirement or termination by the Company and/or its Subsidiaries without Cause) other than a termination by the Company and/or its Subsidiaries for Cause or a termination by the Participant by reason of voluntary resignation, all Shares of Restricted Stock of such Participant shall immediately become fully vested on the date of termination. If the Award qualifies for the Performance-Based Exception and any one of the above terminations occurs, Participant shall vest in a prorated number of Shares of Restricted Stock at the same time as other Participants vest who did not terminate employment during the Performance Period. The prorated



          payout shall be based upon the length of time that the Participant held the Restricted Stock during the Performance Period, and shall further be adjusted based on the achievement of the preestablished performance goals.

Article 9. Performance Units and Performance Shares

     9.1 Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

     9.2 Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance goals must be met shall be called a Performance Period.

     9.3 Earning of Performance Units/Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Perform-ance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved, as established by the Committee.

     9.4 Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares shall be made in a single lump sum within seventy-five (75) calendar days following the close of the applicable Performance Period. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

     At the time of grant or shortly thereafter, the Committee, at its discretion and in accordance with terms designated by the Committee, may allow for a voluntary and/or mandatory deferral of all or any part of an otherwise earned Performance Unit/Share Award.

     At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in
Section 8.6 herein). In addition, Participants may, at the discretion of the Committee, be entitled to exercise their voting rights with respect to such Shares.

     9.5 Termination of Employment. Subject to Section 15, in the event a Participant's employment with the Company and/or its Subsidiaries is terminated by the Company and/or its Subsidiaries for Cause or terminated by the




Participant  by  reason  of  voluntary  resignation  (which  shall  not include
resignation   upon Disability, Retirement),  all Performance Units/Shares shall be forfeited by the Participant to the Comapny.

     Subject to Section 15, in the event a Participant's employment with the Company and/or its Subsidiaries is terminated during a Performance Untis/Shares shall be forfeited by the Participant to the Company.

     Subject to Section 15, unless the Committee determines otherwise in the event of a termination due to death or Disability, payment of earned Performance Units/Shares shall be made at the same time as payments are made to Participants who did not teminate employment during the applicable Performance Period.

     9.6 Nontransferability. Except as otherwise provided in a Participant's Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

Article 10. Other Incentive Awards

     10.1 Grant of Other Incentive Awards. Subject to the terms and provisions of the Plan, Other Incentive Awards may be granted to Participants in such amount, upon such terms, and at any time and from time to time as shall be determined by the Committee.

     10.2 Other Incentive Award Agreement. Each Other Incentive Award grant shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award granted, the terms and conditions applicable to such grant, the applicable Performance Period and performance goals, and such other provisions as the Committee shall determine, subject to the terms and provisions of the Plan.

     10.3 Nontransferability. Except as otherwise provided in a Participant's Award Agreement, Other Incentive Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

     10.4 Form and Timing of Payment of Other Incentive Awards. Payment of Other Incentive Awards shall be made at such times and in such form, either in cash or in Shares (or a combination thereof) as established by the Committee subject to the terms of the Plan. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. Without limiting the generality of the foregoing, annual incentive awards may be paid in the form of Shares and/or Other Incentive Awards (which may or may not be subject to restrictions, at the discretion of the Committee).

Article 11. Performance Measures

     Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 11, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers which are designed to qualify for the Performance-Based Exception, the performance



measure(s) to be used for purposes of such grants shall be chosen from among the following alternatives, as reported on the Company's Annual Report on 10-K:

     (a) Return on Assets ("ROA") which equals net income divided by total average assets.

     (b)  Return on Sales ("ROS") which equals net income divided by net sales.

     (c) Cash Flow Return on Investment ("CFROI") which equals net after tax free cash flows before capital spending, dividend payments, borrowings and payments on debt and stock issuances and repurchases, divided by average owner's equity.

     (d) Earnings Before Income Taxes ("EBIT") which equals net income plus taxes.

     (e)  Net Earnings which equals net earnings as reported.

     (f)  Stock price appreciation.

     (g)  Net operating income less cost of capital.

     The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Named Executive Officers, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

     In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code
Section 162(m) and, thus, which use performance measures other than those specified above.

Article 12. Beneficiary Designation

     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

Article 13. Deferrals

     The Committee may permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with



respect to Performance Units/Shares or Other Incentive Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 14. Rights of Employees

     14.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary..

     For purposes of this Plan, a transfer of a Participant's employment between the Company and a Subsidiary, or between Subsidiaries, shall not be deemed to be a termination of employment. Upon such a transfer, the Committee may make such adjustments to outstanding Awards as it deems appropriate to reflect the changed reporting relationships.

     14.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 15. Change of Control

     15.1 Treatment of Outstanding Awards. Upon the occurrence of a Change of Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

     (a)  Any   and  all  Options  and  SARs  granted  hereunder  shall  become immediately exercisable, and shall remain exercisable throughout their entire term;

     (b) Any Period of Restriction and other restrictions imposed on Restricted Shares shall lapse; and

     (c) Unless otherwise specified in Participant's Award Agreement at time of grant, 120% of the target payout opportunities attainable under all outstanding Awards of Performance Units and Performance Shares and Other Incentive Awards shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change of Control. The vesting of all such Awards shall be accelerated as of the effective date of the Change of Control, and in full settlement of such Awards, there shall be paid out in cash to Participants within thirty (30) days following the effective date of the Change of Control 120% of all targeted Award opportunities associated with such outstanding Awards.

     15.2 Termination, Amendment, and Modifications of Change-of-Control Provisions. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 15 may not be terminated, amended, or modified to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards.

Article 16. Amendment, Modification, and Termination





     16.1 Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; subject to any requirement of shareholder approval required by applicable law, rule or regulation, including Rule 16b-3 under the Exchange Act ad Section 162(m) of the Internal Revenue Code.

     The Committee shall not have the authority to cancel outstanding Awards and issue substitute Awards in replacement thereof.

     16.2 Awards Previously Granted. Subject to Section 15.2, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

     16.3 Compliance with Code Section 162(m). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code
Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this
Article 16, make any adjustments it deems appropriate.

Article 17. Withholding

     17.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

     17.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 18. Indemnification

     Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan. Such person shall be indemnified by the Company for all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense,



to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation of Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 19. Successors

     All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 20. Legal Construction

     20.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     20.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     20.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     20.4 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 of its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     20.5 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.





PROXY CARD
----------
                               MAYTAG CORPORATION



Proxy for Annual Meeting, April 30, 1996, Solicited by the Board of Directors


     Leonard A. Hadley, Gerald J. Pribanic and E. James Bennett, and each of them (with full power to act without the other and with power of substitution), are hereby appointed attorneys and proxies of the undersigned to attend the Annual Stockholders Meeting on April 30, 1996, and any adjournment thereof, and to vote and act for the undersigned on reverse side:



     This proxy revokes all previous proxies. Unless specified to the contrary it will be voted FOR items (1) and (2).



                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                                            See Reverse
                                                               Side


X    Please mark
     votes as in
     this example.

     The Board of Directors recommends a vote "FOR" items (1) and (2).

1.   Election of Directors
     Nominees: Barbara R. Allen; Howard L. Clark, Jr.; Leonard A. Hadley; Robert D. Ray and Peter S. Willmott.

     FOR       or       WITHHELD
     ALL                FROM ALL
     NOMINEES           NOMINEES

(INSTRUCTION: For, except vote withheld from the following nominee(s): write that nominee's name on the space provided below.)
______________________________________________________________________________

2.   FOR       AGAINST  or    ABSTAIN

     The selection of Ernst & Young LLP as independent public auditors to examine the financial statements to be included in the Annual Report to Stockholders for 1996.
______________________________________________________________________________

3.   FOR       AGAINST  or    ABSTAIN

     The adoption of the 1996 Maytag Corporation Employee Stock Incentive Plan.
______________________________________________________________________________

     In their discretion, the proxies are authorized to vote upon any other matters which may properly come before the meeting or any adjournment.

Dated _____________________, 1996       Dated _____________________, 1996

_________________________________       _________________________________
   (Signature of Stockholder)              (Signature of Stockholder)

Please date, sign exactly as name appears above, and return in the enclosed envelope. Executors, administrators, trustees, guardians or attorneys should indicate the capacity in which they sign. Corporate owners should sign in their corporate names and affix their seals.



                                   ______    MARK HERE
                                             FOR ADDRESS
                                             CHANGE AND
                                             NOTE AT LEFT


March 20, 1996



Dear Shareholder:

You are cordially invited to attend the Annual Meeting of shareholders to be held at 9:00 a.m. on Tuesday, April 30, 1996, at the Newton High School Center for Performance, Newton, Iowa. Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy as soon as possible in the envelope provided.

                              Sincerely,

                              s/s Leonard A. Hadley

                              Leonard A. Hadley
                              Chairman and
                              Chief Executive Officer